        Exhibit 10.12
STOCK OPTION AGREEMENT
This Stock Option Agreement (this “Agreement”), dated as of ____________, 20__ (the “Grant Date”), is made between Selectquote, Inc. (the “Company”), and ___________________ (the “Participant”).
W I T N E S S E T H
The Selectquote, Inc. 2020 Omnibus Incentive Plan (the “Plan”) (any and all capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Plan) provides for the grant of Nonqualified Stock Options. In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:
1.Grant and Vesting of Option.
(a)Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a Nonqualified Stock Option (the “Option”) to purchase ____ Shares at an exercise price of $____ per Share. The Option shall vest and become exercisable in accordance with Section 1(b) of this Agreement.
(b)Subject to the terms and conditions of this Agreement and the provisions of the Plan, the Option shall vest and become exercisable in four equal installments on each of the first four anniversaries of the Grant Date (each such anniversary, the “Vesting Date” with respect to the applicable portion of the Option); provided the Participant has not incurred a Termination of Service prior to the applicable Vesting Date.
(c)In the event that the Participant incurs a Termination of Service prior to the applicable Vesting Date, all unvested portions of the Option shall be forfeited by the Participant effective immediately upon such Termination of Service and shall cease to be eligible for vesting hereunder.
(d)In the event of a Change in Control, the provisions of Section 10 of the Plan shall apply to the Option.
(e)Notwithstanding any other provision hereof, in the event that the Participant violates any of the restrictive covenants set forth in the applicable Employee Agreement between the Participant and the Company (or in any other agreement between the Participant and the Company), (i) the Option, whether or not vested, shall be immediately forfeited, and (ii) the Company may require the Participant to repay the proceeds of any Option exercise (measured based on the excess of the Fair Market Value on the date of exercise over the exercise price) that occurred during the year prior to such violation.
2.Term of Option.
The Option, if still outstanding, shall automatically terminate upon the happening of the first to occur of the following events:
(a)The expiration of the 90-day period after the Participant incurs a Termination of Service, if such Termination of Service is for any reason other than Disability, death or Cause;
(b)The first anniversary of the Participant’s Termination of Service due to death or Disability;
(c)The date on which the Participant incurs a Termination of Service for Cause; or
(d)The 10th anniversary of the Grant Date.
3.Exercise and Settlement Procedures.
Subject to the provisions of Sections 1 and 2 above, after the Option has become exercisable, the Participant may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in Section 10 of this Agreement, specifying the number of Shares as to which the Option is to be exercised (which must be a whole number and must not be less than the lesser of 20 or the number of Shares with respect to which the Option is exercisable). On the delivery date, the Participant shall pay the exercise price (a) in cash, (b) with the approval of the Committee, by delivering Shares of the Company which shall be valued at their fair market value on the date of delivery, or (c) by such other method as the Committee may approve, including payment through a broker or a cashless “net exercise”. The Committee may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option. The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Participant represent that the Participant is purchasing Shares for the Participant’s own account, or such other representation as the Committee deems appropriate.
4.Nontransferability.
The Option shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise. Only the Participant may exercise the Option during the Participant’s lifetime. After the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.
5.Grant Subject to Plan Provisions.
This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) capital or other changes of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. In the event of any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall control.
6.No Shareholder Rights.
Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
7.Taxes and Withholding.
No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal, state, local or foreign income tax purposes with respect to the Option, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on compliance by the Participant with this Section 8, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, including deducting such amount from the delivery of Shares or cash issued upon settlement of the Restricted Stock Units that gives rise to the withholding requirement.
8.Effect of Agreement
The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the

Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or any of its affiliates or interfere in any way with the right of the Company or any such affiliates to terminate the Participant’s employment or service at any time.
9.Governing Law; Captions.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
10.Signature in Counterparts.
This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Participant has executed this Agreement, effective as of the Grant Date.
SELECTQUOTE INC.
By:
Name:
Title:

    [PARTICIPANT NAME]
[Signature Page to Stock Option Grant Agreement]